                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE

FOR MORE INFORMATION CONTACT:

Heritage Financial Corporation
------------------------------

Donald V. Rhodes, Chairman, President and CEO - (360) 943-1500.


  HERITAGE FINANCIAL CORPORATION COMPLETES MERGER WITH WASHINGTON INDEPENDENT
                               BANCSHARES, INC.

Olympia, WA March 5, 1999 - Heritage Financial Corporation, (NASDAQ: HFWA) today announced that its merger transaction with Washington Independent Bancshares, Inc. of Toppenish, Washington has been completed with an effective date of March 5, 1999.

Washington Independent Bancshares, Inc.'s subsidiary, Central Valley Bank N.A., will operate as a separate commercial banking subsidiary of Heritage Financial Corporation. Heritage's other subsidiary is Heritage Bank. Central Valley Bank will continue to maintain a strong commitment to community banking in Yakima County. As a result of the merger, Heritage will have combined operations of about $461 million in assets and 17 full-service banking offices in Thurston, Pierce and Mason counties in Western Washington and Yakima County in Central Washington.

In the merger the stockholders of Washington Independent Bancshares, Inc. are receiving .5934 shares of Heritage Financial Corporation common stock for each share of Washington Independent Bancshares, Inc. common stock.